Exhibit 10(a)
Consent of Independent Registered Public Accounting Firm
We consent to the references to our firm under the caption “Independent Registered Public Accounting Firms” in the Prospectus and Statement of Additional Information, and to the use of our report dated April 9, 2010, with respect to the statutory-basis financial statements and schedules of Transamerica Financial Life Insurance Company, included in Post-Effective Amendment No. 33 to the Registration Statement (Form N-4 No. 33-73734) under the Securities Act of 1933 and related Prospectus of Transamerica Partners Variable Funds.

/s/ Ernst & Young LLP

Des Moines, Iowa
April 27, 2010

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the use in this Registration Statement on Form N-4 of Transamerica Partners Variable Funds of our report dated March 1, 2010, relating to the financial statements and financial highlights of Transamerica Partners Variable Funds, which appear in such Registration Statement. We also consent to the incorporation by reference of our report dated March 1, 2010, relating to the financial statements and financial highlights which appears in the December 31, 2009 Annual Report of Transamerica Partners Portfolios, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
New York, New York
April 30, 2010